Exhibit 6.1

Subsoil use department in the Central Siberian District

(name of the licensing authority)

LICENSE

For subsoil use

Issued to ____________Limited liability company________________________________________________________

_____________________________«S-STARTRADE GOLD»______________________________________________

____________________________«S-STARTRADE GOLD» LLC___________________________________________

In the person of _______General Director______________________________________________________________

(full name of the person representing the business entity)

____________________Dydychkin Alexey Vladimirovich__________________________________________________

with the purpose and types of work: geological study, exploration and mining, including the use of_____ mining waste and associated processing industries______________________________________________________________________

The subsoil plot is located __________in Mogochinsky district of___________________________________________

(name of the settlement,

___________________________________________Transbaikal Region____________________________________

district, region, krai, republic)

Description of the subsoil plot boundaries, angular points coordinates, copies of topographic plans, sections, etc. are given in Annex ________№3_______________________________________________________________________________

(Annex №)

The subsoil plot has the status of ______________mining allotment_________________________________________

(geological or mining allotment)

License inspiration date ______________31.12.2044_______________________________________________________

(date, month, yeat)

State registration stamp

Department of Geology and licensing in Zabaikalsk region (Centrsibnedra)

(Registration authority)

Registered on 13 June 2019

№ ЧИТ 02934

Signature of the authorized registrar

Rekunova O. A.

Департамент по недропользованию по Центрально-Сибирскому округу

(наименование органа, выдавшего лицензию)

ЛИЦЕНЗИЯ
на пользование недрами

Ч	И	Т		0	2	9	4	3		Б	Р

серия — номер — вид лицензии

Выдана **Обществу с ограниченной ответственностью "ЭС-СТАРТРЭЙД ГОЛД"**

(субъект предпринимательской деятельности, получивший лицензию)

ООО "ЭС-СТАРТРЭЙД ГОЛД"

в лице **генерального директора Дыдычкина Алексея Владимировича**

(ф.и.о. лица, представляющего субъект предпринимательской деятельности)

с целевым назначением и видами работ **геологическое изучение, разведка и добыча полезных ископаемых, в том числе использование отходов добычи и связанных с ней перерабатывающих производств**

Участок недр расположен **в Могочинском районе Забайкальского края**

(наименование населенного пункта, района, области, края, республики)

Описание границ участка недр, координаты угловых точек, копии топопланов, разрезов и др. приводятся в приложении **№ 3**

Участок недр имеет статус **горного отвода** (№ прилож.)

(геологического или горного отвода)

Дата окончания действия лицензии **31.12.2044**

(число, месяц, год)

Место штампа
государственной регистрации

Отдел геологии и лицензирования по Забайкальскому краю (Центрсибнедра)
регистрирующий орган

ЗАРЕГИСТРИРОВАНО
«13» июня 2019 г.
№ ЧИТ 02943 БР

Якушева О.В.